                                   SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                              SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Forward Industries, Inc.
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

                               Forward Industries, Inc.
--------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1)

     ---------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5) Total fee paid:

     ---------------------------------------------------------------------------

     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     ---------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------


     3) Filing Party:

     ---------------------------------------------------------------------------

     4) Date Filed:
                    ------------------------------------------------------------

                              FORWARD INDUSTRIES, INC.
                                  400 POST AVENUE
                              WESTBURY, NEW YORK 11590



                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders of Forward Industries, Inc.

     The Annual Meeting of Shareholders of Forward Industries, Inc. (the "Company") will be held at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, 25th Floor, New York, New York, at 10:00 a.m., Eastern Standard Time, on March 25, 1999, for the following purposes:

          1.   To elect a Board of Directors for the ensuing year.

          2. To ratify the appointment of Patrusky, Mintz & Semel as the independent auditors and accountants for the Company for the year ending September 30, 1999.

          3. To transact such other business as may properly come before the meeting.


     All shareholders are invited to attend the meeting. Shareholders of record at the close of business on March 3, 1999, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. A complete list of shareholders entitled to notice of and vote at the meeting will be open to examination by shareholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 400 Post Avenue, Westbury, New York 11590.

     Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope.


                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   STEPHEN SCHIFFMAN
                                   SECRETARY

Westbury, New York
March 4, 1999

                               FORWARD INDUSTRIES, INC.
                                   400 Post Avenue
                               Westbury, New York 11590

                                    (516) 338-0700

                                   ---------------
                                   PROXY STATEMENT
                                   ---------------

     The accompanying proxy is solicited by the Board of Directors of Forward Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Standard New York time, on March 25, 1999 at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, 25th Floor, New York, New York 10176 and any adjournment thereof.

                              VOTING SECURITIES; PROXIES

     The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers, consultants and employees of the Company, without extra remuneration, may also solicit proxies personally by telefax and by telephone. In addition to mailing copies of this material to shareholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

     The holders of a majority of the outstanding shares of Common Stock, par value $.01 per share (the "Common Stock"), present in person or represented by proxy shall constitute a quorum at the Annual Meeting. The approval of a plurality of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for election of the nominees as directors. In all other matters, the affirmative vote of the majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the adoption of such matters.

     The form of proxy solicited by the Board of Directors affords shareholders the ability to specify a choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Common Stock represented by the proxy will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited shareholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not have the effect of votes in opposition to a director or "against" any other proposal to be considered at the Annual Meeting.

     All shares of Common Stock represented by properly executed proxies which are returned and not revoked will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Common Stock represented by such proxy will be voted FOR the Board's nominees for director and FOR the approval of Proposal 2 and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

     At the close of business on March 3, 1999, 5,906,141 shares of Common Stock were outstanding and eligible for voting at the meeting. Each shareholder of record is entitled to one vote for each share of Common Stock held on all matters that come before the meeting. Only shareholders of record at the close of business on March 3, 1999 are entitled to notice of, and to vote at, the meeting.

NO DISSENTER'S RIGHTS

     Under New York law, shareholders are not entitled to dissenter's rights of appraisal with respect to Proposal 2.

     This proxy material is first being mailed to shareholders commencing on or about March 4, 1999.

                                      PROPOSAL 1

                   ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

     The number of directors of the Company is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at five. The number of directors to be elected at the Annual Meeting to constitute the Board of Directors has also been fixed at five. The directors are to be elected to hold office for a period of one year, and in any event until a successor has been elected and qualified. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors, unless the shareholder indicates to the contrary on the proxy. Each of the nominees is currently a director of the Company.

     For reelection to the Board of Directors for one-year terms, the Board of Directors has nominated the following individuals, each a current director:

          THEODORE H. SCHIFFMAN
          JEROME E. BALL
          MICHAEL SCHIFFMAN
          NOAH FLESCHNER
          SAMSON HELFGOTT

     The persons named in the accompanying proxy intend to vote for the election as director of the nominees listed herein. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

     The following table sets forth certain information with respect to each person who is currently a director or executive officer of the Company and the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by each director and executive officer of the Company and the nominees.

NAME                     AGE  POSITION WITH THE COMPANY
----                     ---  -------------------------

Theodore H. Schiffman    65   Chairman of the Board
Jerome E. Ball           60   Chief Executive Officer and Vice Chairman of the
                              Board(1)
Michael Schiffman        33   President, Chief Operating Officer and Director(2)
Noah Fleschner           62   Director
Samson Helfgott          59   Director
Philip B. Kart           49   Chief Financial Officer and Vice President(3)
Stephen Schiffman        30   Secretary and Vice President of Marketing and
                              Sales for Terrapin

(1) Jerome E. Ball was appointed Chief Executive Officer and Vice Chairman of the Company in October 1998 upon the resignation of Theodore H. Schiffman as Chief Executive Officer.

(2) Michael Schiffman served as the Company's Executive Vice President until April 1998 when he was appointed President and Chief Operating Officer, replacing William Mooar, who resigned from the Company.

(3) Philip B. Kart was appointed Chief Financial Officer of the Company effective February 2, 1998. Prior to Mr. Kart's appointment, Theodore H. Schiffman served as the Company's Chief Financial Officer.

     Each of the directors holds office until the next annual meeting of shareholders and until his successor has been duly elected and qualified.

     THEODORE H. SCHIFFMAN, a co-founder of the Company, has been its Chairman and Chief Executive Officer for more than the past five years and has been a director since 1961. He became Chief

Financial Officer in July of 1996 and served in that role until February 1998. In October 1998, Mr. Schiffman tendered his resignation and agreed to a five-year consulting and severance arrangement with the Company. The agreement calls for Mr. Schiffman to retain his position as Chairman for six months after the date Mr. Ball joined the Company as Vice Chairman. At such time, Mr. Ball will assume the position of Chairman and Mr. Schiffman will become Chairman Emeritus.

     JEROME E. BALL became Chief Executive Officer and Vice Chairman of the Board effective October 1, 1998. Before joining Forward Industries Mr. Ball served as Chairman and Chief Executive Officer of George Arzt Communications, a full service public relations firm. Prior to that, Mr. Ball had been president of Balson-Hercules Group, a textile manufacturing company which was sold to a Canadian Stock Exchange listed company, Consoltex Group, Inc., Ltd., where he served until 1996. Mr. Ball will assume the role of Chairman six months after the date of joining the Company.

     MICHAEL SCHIFFMAN has been employed by the Company in various capacities and became a director in April 1992. Beginning as a salesman for the Company's advertising specialties products in 1985, Mr. Schiffman became marketing manager for such products in 1987 and, following the acquisition of the custom carrying case business in 1989, was appointed General Manager of that division. Mr. Schiffman has been the Company's Executive Vice-President and a director since 1992. From 1995 through June 1998, Mr. Schiffman was on assignment in Hong Kong due to the growing importance of foreign production. Upon his return, he was appointed to President and Chief Operating Officer of the Company. Michael Schiffman is the son of Theodore H. Schiffman and the brother of Stephen Schiffman. See Item 1. "Description of Business-Production and Materials."

     NOAH FLESCHNER has been Chairman of the Board and Chief Executive Officer of Diversified Data Equipment Corp. and Verified System Solutions, Inc., sellers of new and used computer equipment to dealers and commercial end-users, for more than the past five years. Mr. Fleschner is a Certified Public Accountant. Mr. Fleschner became a director of the Company in October 1994.

     SAMSON HELFGOTT is a founding partner in the law firm of Helfgott & Karas, P.C. Prior to founding Helfgott & Karas, P.C., for 15 years Mr. Helfgott served as Counsel, in New York, to General Electric Company. Prior to his employment at General Electric, Mr. Helfgott was a Patent Attorney for Western Electric Company and for IBM Corporation. He has also worked in private practice for various law firms. Mr. Helfgott holds a Doctorate of Laws degree, cum laude, from Fordham University and is a member of the Bar of the State of New York and is admitted to practice before the United States Patent and Trademark Office and the Canadian Patent Office, the United States Court of Appeals for the Federal Circuit, and the Supreme Court of the United States. Mr. Helfgott became a director of the Company in February 1998.

     PHILIP B. KART became Vice President and Chief Financial Officer of the Company in February 1998. Mr. Kart has 23 years of financial and corporate planning experience. Mr. Kart served as Chief Financial Officer of OnGard Systems, Inc., a publicly held manufacturer of medical equipment, from March 1994 until December 1997. From 1989 until March 1994, Mr. Kart was a principal in Big Stone Partners, a financial consulting firm, and prior to that he held management positions with Agrigenetics Corporation and Union Carbide. Mr. Kart is a Certified Public Accountant and was employed by Price Waterhouse. Mr. Kart received an MBA from City College of New York.

     STEPHEN SCHIFFMAN has been employed by the Company in various capacities for more than the past five years. Beginning in 1990, Mr. Schiffman was employed in the production department, followed by a move to the Purchasing Department and Inventory Control in the Forward Division. Subsequently, Mr. Schiffman moved to the Marketing Department of the Koszegi division in 1995. Presently, Mr. Schiffman is Vice-President of Marketing and Sales for Terrapin and Secretary of the Company. Stephen Schiffman is the son of Theodore H. Schiffman and the brother of Michael Schiffman.

     Pursuant to their respective employment agreements with the Company, (a) Theodore Schiffman was employed as Chief Executive Officer through September 30, 2000, however, effective October 1, 1998, Mr. Schiffman tendered his resignation and agreed to a five-year consulting and severance arrangement; (b) Michael Schiffman is employed as President and Chief Operating Officer through September 30, 2001 and the Company has agreed to use its best efforts to elect him annually as a director; and (c) Jerome Ball is employed as Chief Executive Officer and Vice Chairman, effective October 1, 1998 through September 30, 2000, and will assume the position of Chairman six months after his commencement with the Company.

                              SHAREHOLDER VOTE REQUIRED

     Election of each director requires a plurality of the votes of the shares of Common Stock present in person or requested by proxy at the meeting and entitled to vote on the election of directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION TO THE BOARD OF DIRECTORS OF THE COMPANY FOR EACH OF THE NOMINEES.

     COMMITTEES OF THE BOARD - BOARD MEETINGS

     The Board of Directors does not have a nominating committee, a compensation committee or a stock option committee. These functions are performed by the Board as a whole. The Board of Directors has an audit committee to assist it in the discharge of its responsibilities, the principal responsibilities and members of which are described below. The Board of Directors met or acted by unanimous written consent on five occasions during the fiscal year ended September 30, 1998. All directors attended at least 75% of the meetings held by the Board and committees of which they are members.

     The Audit Committee of the Board of Directors currently consists of Theodore H. Schiffman, Noah Fleschner and Samson Helfgott. The Audit Committee did not meet during the fiscal year ended September 30, 1998. The Audit Committee is responsible for recommending the appointment of a firm of independent public accountants to examine the financial statements of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. It reviews the nature of audit services rendered, or to be rendered, to the Company and its subsidiaries. It reviews with representatives of the independent public accountants the auditing arrangements and scope of the independent public accountants' examination of the financial statements, results of those audits, their fees and any problems identified by the independent public accountants regarding internal accounting controls, together with their recommendations. It also meets with the Company's Chief Financial Officer to review reports on the functioning of the Company's programs for compliance with its policies and procedures regarding financial controls and internal auditing. This includes an assessment of internal controls within the Company and its subsidiaries based upon the activities of the Company's internal auditing personnel as well as an evaluation of their performance. The Audit Committee is also prepared to meet at any time upon request of the independent public accountants or the Chief Financial Officer to review any special situation arising in relation to any of the foregoing subjects.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has made unsecured loans from time to time to Mr. and Mrs. Theodore H. Schiffman and to Mr. Schiffman's son Michael Schiffman. As of September 30, 1998, (a) Theodore A Schiffman had executed a promissory note to the Company in the principal amount of $235,535, bearing interest at 6% per annum, payable annually on September 30 of each year, commencing September 30, 1996, with the first four installments each in the sum of $50,000 and the remaining installment in the sum of the balance due, of which, the principal amount of $92,452 plus interest, remains due; Mr. Theodore Schiffman did not make the last required payment during Fiscal 1998, pending finalization of the THS Consulting Agreement which requires repayment of the loan in full out of his consulting fee over the term of such agreement, and (b) Michael Schiffman had executed a similar note in the principal amount of $50,000 in principal amount, bearing interest at 7% per annum, payable in equal annual installments of $10,000 each September 30 commencing September 30, 1996 through September 30, 2000, of which $20,000 in principal amount, plus interest, remains due. The balance of the loan to Mrs. Schiffman at September 30, 1998 was $3,821, all of which was repaid in December 1998.

     Theodore H. Schiffman's son, Stephen Schiffman, is employed by the Company at an annual salary of $42,000. Stephen Schiffman is the Company's Secretary and an administrator of the Company's Terrapin-TM- line of notebook computer carrying cases.

     Jerome E. Ball, Chief Executive Officer of the Company, purchased one Unit in the 1997 Private Placement for $25,000. Accordingly, the Company was indebted to Mr. Ball in the amount of $10,000, pursuant to the terms of the 1997 Private Placement. In addition, Mr. Ball purchased an additional $60,000 of Notes issued in the 1997 Private Placement from the Company. All such Notes were converted into an aggregate of 140,000 shares of Common Stock and Private Placement Warrants to purchase 210,000 shares of Common Stock on December 4, 1998. Mr. Ball agreed, for a period of one year, not to sell or otherwise dispose of securities received upon conversion of the Notes held by him without the Company consent.

     On December 2, 1998, Michael M. Schiffman, President of the Company, purchased $50,000 of the Notes issued in the 1997 Private Placement from the Company. All such Notes were converted into and aggregate of 100,000 shares of Common Stock and Private Placement Warrants to purchase 150,000 shares of Common Stock on December 4, 1998. Mr. Schiffman agreed, for a period of one year, not to sell or otherwise dispose of securities received upon conversion of the Notes held by him without the Company's consent.

     On December 2, 1998, Philip B. Kart, Chief Financial Officer of the Company, purchased $20,000 of the Notes issued in the 1997 Private Placement from the Company. All such Notes were converted into an aggregate of 40,000 shares of Common Stock and Private Placement Warrants to purchase 60,000 shares of Common Stock on December 4, 1998. Mr. Kart agreed, for a period of one year, not to sell or otherwise dispose of securities received upon conversion of the Notes held by him without the Company's consent.

     In July and December 1997, Robert S. Ellin and related investors purchased an aggregate of 5.6 Units in the 1997 Private Placement. On August 11, 1998, Mr. Ellin purchased one half Unit in a privately negotiated transaction for $22,500.

     On December 2, 1998, (i) Nancy J. Ellin, the wife of Mr. Ellin, purchased $55,000 principal amount of Notes from the Company which converted into 110,000 shares of Common Stock and Private Placement Warrants to purchase 165,000 shares of Common Stock and (ii) the Robert Ellin Profit Sharing Plan purchased $45,000 principal amount of Notes from the Company which converted into an aggregate of 90,000 shares of Common Stock and Private Placement Warrants to purchase 135,000 shares of Common Stock. Such investors agreed, for a period of one year, not to sell or otherwise dispose of securities received upon conversion of the Notes held by him and related investors of which he is beneficial owner, without the Company's consent.

     Mr. Ellin is currently in negotiations with the Company concerning his becoming a consultant to the Company; however, the Company and Mr. Ellin have not reached any agreement as to any such consulting agreement and there can be no assurance that any such agreement will be reached. In November 1998, Mr. Ellin received a fee of $40,000 in connection with his recruitment of Jerome E. Ball as the Company's Chief Executive Officer.

     On September 1, 1995, the Company borrowed $100,000 from Carl Waldman, uncle of Theodore H. Schiffman, for a term of five years pursuant to a promissory note bearing interest at 10% per annum, of which $42,670 is currently outstanding.

     The Company has incurred indebtedness created in connection with letters of credit extended for the benefit of the Company by a corporation controlled by the spouse of Cheryl Fenster Fishoff. The Company pays such corporation a commission of 5% of the amount of the letters of credit, together with expenses related to opening and collection of such letters of credit, and interest on the open balances thereof at 1.5% over the prime rate of the issuing bank. At September 30, 1998, no indebtedness was outstanding. During Fiscal 1998, the Company incurred interest on open letters of credit in the amount of $14,500.

     COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                                EXECUTIVE COMPENSATION

The following table sets forth certain summary information regarding all cash and non-cash compensation paid by the Company during Fiscal 1998, Fiscal 1997 and Fiscal 1996 to each of its executive officers earning more than $100,000.


                                 SUMMARY COMPENSATION TABLE

                              Annual Compensation       Long Term Compensation
                              -------------------       ----------------------

                                                       Securities
Name and                       Fiscal                 Other Annual     Underlying       All Other
Principal Position              Year     Salary       Compensation       Options       Compensation
------------------              ----     ------       ------------     ----------      ------------
Theodore H. Schiffman,          1998    $268,000           --               --              --
   Chairman of the Board,       1997    $275,000           --         300,000 shares        --
   Chief Executive Officer      1996    $275,000           --         150,000 shares

Michael Schiffman,              1998    $182,210           -- (a)           --              --
   Executive Vice President     1997    $150,000           -- (a)     300,000 shares        --
                                1996    $112,500           -- (a)     150,000 shares

William E. Mooar                1998    $ 75,000           --               --              --
   President (until             1997    $150,000      $30,000 (b)     150,000 shares (c)    --
   April 1998)                  1996          --           --               --              --


     (a) Does not include rental value of apartment and related expenses provided to Mr. Schiffman, aggregating approximately $9,000 per month since July 1995, while on Company assignment in Hong Kong.

     (b) Signing bonus received upon entering into employment agreement with the Company.

     (c) At the time of his resignation, Mr. Mooar held vested and exercisable options for the purchase of an aggregate of 75,000 shares of Common Stock, all of which have since been exercised.

OPTION GRANTS

     The following table indicates all option grants to each of the individuals named in the Summary Compensation Table during Fiscal 1998.

     OPTION GRANTS IN FISCAL 1998

     None.

     STOCK OPTIONS HELD AT END OF FISCAL 1998

     The following table indicates the total number of exercisable and unexercisable stock options held by each executive officer named in the Summary Compensation Table as of September 30, 1998. No options to purchase Common Stock were exercised during Fiscal 1998 and no stock appreciation rights were outstanding during Fiscal 1998. No options were in-the-money at the end of Fiscal 1998.

                                Number of Securities
                               Underlying Unexercised
                           Options at September 30, 1998
                           -----------------------------

Name                       Exercisable       Unexercisable
----                       -----------       -------------
Theodore H. Schiffman        351,000            99,000
Michael Schiffman            351,000            99,000

DIRECTOR'S COMPENSATION

     The Company's employee directors do not receive any additional compensation for their services as directors. Non-employee directors do not receive a fee for serving as such, but are reimbursed for expenses. In addition, directors are eligible to participate in the Company's 1996 Stock Option Plan (the "Option Plan").

EMPLOYMENT AGREEMENTS

     Effective October 1, 1997, the Company entered into an employment agreement with Theodore H. Schiffman (the "THS Agreement") pursuant to which Mr. Schiffman was employed as Chief Executive Officer of the Company. The THS Agreement provided for an annual salary of $275,000 plus annual bonus compensation generally equal to 5% of net pre-tax annual income of the Company in excess of $1,000,000 (which is determined without taking into consideration bonus compensation payable to any employee, including Mr. Schiffman). Effective October 1, 1998, this agreement, which was due to expire on September 30, 2000, was terminated and the Company entered into a consulting agreement with Mr. Schiffman (the "THS Consulting Agreement"). Pursuant to this agreement, Mr. Schiffman will receive an annual consulting fee of $200,000 for a period of five years, ending September 30, 2003. In addition, Mr. Schiffman will receive severance payments totaling $350,000, of which $200,000 is payable on January 1, 1999 and $150,000 on the 15th-month anniversary thereof and a reduction in the exercise price of his 450,000 options to $1.10 per share. Mr. Schiffman will step down as Chairman six months from the date Mr. Ball joined the Company and thereafter become Chairman Emeritus. If Mr. Schiffman dies during his consulting term, and if the Company is the recipient of at least $1,000,000 of proceeds of insurance on his life, the Company will pay to his widow, or if his wife has predeceased him, his estate, a monthly death benefit of $10,000 for a ten-year period. If the Company is not the recipient of at least $1,000,000 of insurance, such monthly death benefit will be paid for a period of three years, followed by a monthly death benefit of $5,000 for seven years; if his widow dies prior to the end of such ten year period, such payments will cease. The THS Consulting Agreement may be terminated as a result of bad faith conduct on the part of Mr. Schiffman. In addition, Mr. Schiffman has agreed to a three year non-compete arrangement and to maintain confidentiality of trade secrets and work product.

     Effective October 1, 1998, the Company entered into an employment agreement with Jerome E. Ball (the "JEB Agreement") pursuant to which Mr. Ball is employed as Chief Executive Officer and Vice Chairman, and six months thereafter, as Chairman, through September 30, 2000. The JEB Agreement provides for an annual salary of $201,600 plus an annual bonus equal to ten (10%) percent of the pre-tax operating profit in excess of $675,000 (which is determined without taking into consideration bonus compensation payable to any individual). In addition, Mr. Ball received options to purchase 250,000 shares of Common Stock at an exercise price of $1.75 per share. Of such options, options to purchase 125,000 of such shares become exercisable every six months during the employment term, provided that Mr. Ball is still employed by the Company. The JEB Agreement also provides that the Company grant Mr. Ball options to purchase up to an additional 250,000 shares of Common Stock at an exercise price of $2.00 per share if the Company's stock price averages $3.50 for a 180 day period.

     Effective November 1, 1997, the Company entered into an employment agreement with Michael Schiffman, employing Mr. Schiffman as Executive Vice president of the Company through October 31, 2000 at an annual salary of $150,000, plus annual bonus compensation generally equal to 7.5% of net annual pre-tax income of the Company in excess of $1000,000 (which is determined without taking into consideration bonus compensation payable to any employee, including Mr. Schiffman). Effective April 1, 1998, Mr. Schiffman replaced William Mooar as President and Chief Operating Officer of the Company following Mr. Mooar's resignation in April, 1998.

     Effective October 1, 1998, the Company entered into an employment agreement with Michael Schiffman, employing Mr. Schiffman as President and Chief Operating Officer of the Company through September 30, 2001 at an annual salary of $230,000, plus annual bonus compensation equal to 3% of all sales by the Company over $13 million per year, payable on a pro rate basis quarterly during the following fiscal year. In addition, Mr. Schiffman was granted options to purchase up to 600,000 shares of Common Stock at the then current market price, vesting in equal 200,000 share amounts, contingent upon the Company achieving sales of $16 million, $18.5 million, and $21 million in any fiscal year.

     Effective October 14, 1996, the Company entered into an employment agreement (as amended, the "WEM Agreement") with William Mooar, pursuant to which Mr. Mooar served as President of the Company and performed duties for the Company of a senior executive nature until his resignation in April 1998. Simultaneously, Mr. Mooar became a director of the Company. Mr. Mooar was employed at an annual base salary of $150,000, and received a signing bonus of $30,000 and received incentive compensation with respect to each fiscal year of the Company ending during the term of the WEM Agreement equal to the product of (i) $100,000, and (ii) a fraction, the numerator of which was the Company's audited pre-tax operating profit (if any) for such fiscal year and the denominator of which was $500,000. The WEM Agreement provided that Mr. Mooar receive an option to purchase 150,000 shares of Common Stock at an exercise price equal to the fair market value of such shares as of the date of the approval of the shareholders of the Company thereof. The option was to vest in four equal semi-annual installments commencing October 14, 1996, provided that Mr. Mooar continued in the Company's employ at such vesting date. The WEM Agreement also provided that the Company grant Mr. Mooar an additional option (the "Incentive Option") to purchase an additional 250,000 shares of Common Stock if the Company's audited pre-tax operating income for its 1997 or 1998 fiscal year was at least $1,000,000. Effective April 1, 1998, William Mooar resigned as President of the Company. At the time of his resignation, Mr. Mooar held vested and exercisable options for the purchase of an aggregate of 75,000 shares of Common Stock, all of which have since been exercised.


REPORT ON REPRICING OF STOCK OPTIONS

     The Company did not adjust or amend the exercise price of stock options previously awarded to the Company's Chairman of the Board, Chief Executive Officer or Executive Vice President during the fiscal year ended September 30, 1998.

     Effective as of October 1, 1998, the exercise price of Theodore H. Schiffman's 450,000 options was amended to $1.10 per share.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          Set forth below is information, as of February 19, 1999, with respect to the beneficial ownership of the Common Stock by (i) each person or group who is known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock, (ii) each of the directors of the Company, (iii) each of the executive officers of the Company named in the compensation table, and
(iv) all directors and executive officers of the Company as a group.

                                   Number of Shares                 Percent
Identity of Beneficial Owners      of Common Stock                  Of Class
-----------------------------      ----------------                 --------

Theodore H. Schiffman              572,000 shares (a)(b)(c)           9.1%
400 Post Avenue
Westbury, New York 11590

Jerome E. Ball                     436,500 shares (d)                 7.1%
400 Post Avenue
Westbury, New York 11590

Robert S. Ellin and
  related investors              1,390,950 shares (e)                20.8%
750 Lexington Avenue
New York, NY 10022

Michael Schiffman                  851,327 shares (b)(c)(f)          13.2%
400 Post Avenue
Westbury, New York 11590

William E. Mooar                    75,000 shares                     *
12 Jefferson Road
Cranbury, New Jersey 08512

Noah Fleschner                         330 shares                     *
400 Post Avenue
Westbury, New York 11590

Samson Helfgott                         --                            --
400 Post Avenue
Westbury, New York 11590

All directors and executive     1,974,907 shares                     29.3%
officers as a group             (a)(b)(d)(f)(g)
(5 persons)

(a) Includes 40,700 shares owned by Mr. Schiffman's wife, as to all of which shares Mr. Schiffman disclaims beneficial ownership.

(b) Includes 150,000 shares subject to options granted by the Company on October 12, 1994 to each of Theodore H. Schiffman and Michael Schiffman at an exercise price of $1.50 per share and 201,000 shares subject to options granted by the Company on November 15, 1996 to each of Theodore H. Schiffman and Michael Schiffman at an exercise price of $2.00 per share. Theodore H. Schiffman's option price, for all such options was reduced to $1.10 in connection with his resignation and the THS Consulting Agreement.

(c) Theodore H. Schiffman, the Chairman of the Board and the Chief Executive Officer of the Company, is the father of Michael Schiffman, the Executive Vice President and a director of the Company and Stephen Schiffman, the Secretary of the Company. Each of Theodore H. Schiffman, Michael Schiffman and Stephen Schiffman disclaims beneficial ownership of shares beneficially owned by the others.

(d) Includes 240,000 shares of Common Stock issuable upon the exercise of private Placement Warrants.

(e) Includes (i) 204,500 shares of Common Stock owned by Atlantis Equities, Inc. ("Atlantis"), a corporation for which Mr. Ellin is the sole officer and director, (ii) 91,950 shares of Common Stock issuable upon the exercise of Class B Warrants held by Atlantis, (iii) 37,500 shares of Common Stock owned by Robert Ellin Family 1997 Trust (the "Trust"), of which Mr. Ellin's father is the trustee and of which his minor children are the beneficiaries as to which Mr. Ellin disclaims beneficial ownership, (iv) 89,500 shares of Common Stock owned by Mr. Ellin, (v) 161,500 shares of Common Stock owned by the Robert Ellin Profit Sharing Plan (the "Plan") of which Mr. Ellin is the beneficiary, (vi) 108,000, 15,000 and 75,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants held by Mr.

Ellin, Atlantis, and the Plan, respectively, (vii) 108,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants held by Mr. Ellin, (viii) 15,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants held by Atlantis, (ix) 210,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants held by the Plan, and
(x) 110,000 shares of Common Stock and 165,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants held by Nancy J. Ellin, the wife of Mr. Ellin.

(f) Includes 150,000 shares of Common Stock issuable upon the exercise of Private Placement Warrants.

(g) Includes 4,625 shares subject to options, in addition to those referred to in notes (a)(b)(d) and (f).

*Less than 1.0%.

                                      PROPOSAL 2

                       RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed Patrusky, Mintz & Semel as independent accountants for the fiscal year ended September 30, 1999 and to render other professional services as required. Miller, Ellin & Company served as the Company's independent accounts for the fiscal year ended September 30, 1996 and for the interim period through June 9, 1997.

     The appointment of Patrusky, Mintz & Semel is being submitted to shareholders for ratification.

     Representatives of Patrusky, Mintz & Semel will be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     CHANGE IN CERTIFYING ACCOUNTANT

     As of June 9, 1997, the Board of Directors of the Company approved the resignation Miller, Ellin & Company as the Company's independent accountants and the engagement of Patrusky, Mintz & Semel as the Company's independent accountants. The reports of Miller, Ellin & Company on the Company's financial statements as of and for the two fiscal years ended September 30, 1995 and September 30, 1996 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two fiscal years ended September 30, 1995 and September 30, 1996 and subsequent period through June 9, 1997 there were no disagreements between the Company and Miller, Ellin concerning any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Miller, Ellin, & Company, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

     The Company did not consult with Patrusky, Mintz & Semel during the Company's two fiscal years ended September 30, 1995 and September 30, 1996 and subsequent period through June 9, 1997 on the application of accounting principles to a specified transaction; the type of opinion that might be rendered on the Company's financial statements; any accounting, auditing or financial reporting issue; or any item that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-K.


SHAREHOLDER VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is required to ratify the appointment of public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PATRUSKY, MINTZ & SEMEL AS INDEPENDENT AUDITORS OF THE COMPANY, WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY CARD.

                     DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2000

     Shareholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 2000 Annual Meeting of Shareholders must be received at the Company's offices at 400 Post Avenue, Westbury, New York 11590, no later than 120 days prior to the Company's next Annual Meeting, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Securities and Exchange Commission rules and regulations.

                                    OTHER MATTERS

     The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

THE COMPANY UNDERTAKES TO PROVIDE ITS SHAREHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FORWARD INDUSTRIES, INC., 400 POST AVENUE, WESTBURY, NEW YORK 11590.

                                     THE DIRECTORS RECOMMEND A VOTE FOR PROPOSAL 2                                      Please mark
                                                                                                                   /X/  your votes
                                                                                                                        as this
                                                                                                                        example
                        -----------
                          COMMON


1.   Election of Directors    FOR All nominees     WITHHOLD AUTHORITY   2. Proposal to ratify Patrusky,    FOR  AGAINST  ABSTAIN
                                    / /                   / /              Mintz & Semel as independent    / /    / /      / /
                              listed (except as      to vote for all       auditors.
                                marked to the        nominees listed
                                contrary, see            at left
                              instruction below)

Theodore H. Schiffman, Jerome E. Ball,
Michael Schiffman, Samson Helfgott and
Noah Fleschner

INSTRUCTION: To withhold authority to vote for any individual nominee, line through the name of the nominee above.


                                                                      The above named proxies are granted the authority, in their discretion, to act upon such other matters as may properly come before the meeting or any postponement or adjournment thereof.


                                                                           Dated                                              , 1999
                                                                                ----------------------------------------------
                                                                           Signature(s)
                                                                                       ---------------------------------------------
                                                                           Signatures
                                                                                       ---------------------------------------------
                                                                           Please sign exactly as your name appears and return this
                                                                           proxy immediately in the enclosed stamped self-addressed
                                                                           envelope.



                               FORWARD INDUSTRIES, INC.
                    ANNUAL MEETING OF SHAREHOLDERS -MARCH 25, 1999
                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Forward Industries, Inc. ("Company") hereby constitutes and appoints Michael Schiffman, Jerome E. Ball and Stephen Schiffman, and each them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 25th Floor, 551 Fifth Avenue, New York, on March 25, 1999 10:00 a.m., Eastern Standard Time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Shareholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR THE APPROVAL OF PROPOSAL 2.

               (Continued and to be signed and dated on the other side)